Exhibit 3.1

FOURTH AMENDED AND RESTATED

BYLAWS

OF

ENTRAVISION COMMUNICATIONS CORPORATION

a Delaware corporation

ARTICLE 1.

OFFICES

1.1      Registered Office.  The registered office of Entravision Communications Corporation, a Delaware corporation, shall be in the State of Delaware, located at Registered Agent Solutions, Inc., 32 Loockerman Square, Suite 109, Dover, Kent County, Delaware 19904, and the name of the resident agent in charge thereof is Registered Agent Solutions, Inc., or as otherwise named in the Certificate of Incorporation of the corporation (as such may be amended from time to time, the “Certificate of Incorporation”) until changed by the Board of Directors (the “Board”).

1.2      Principal Office.  The principal office for the transaction of the business of the corporation shall be at such place as may be established by the Board. The Board is granted full power and authority to change said principal office from one location to another.

1.3      Other Offices.  The corporation may also have an office or offices at such other places, either within or without the State of Delaware, as the Board may from time to time designate or the business of the corporation may require.

ARTICLE 2.

MEETINGS OF STOCKHOLDERS

2.1      Place of Meetings.  Meetings of stockholders shall be held at such time and place, within or without the State of Delaware, as may be designated by resolution of the Board, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. The Board may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Delaware statute.

2.2      Annual Meetings.

(a)      An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board from time to time for the purpose of electing directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these Bylaws.

(b)      To be properly brought before an annual meeting, business must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board or (iii) otherwise properly brought before the meeting by a stockholder.

(c)      In addition to any other applicable requirements, for a stockholder proposal to be considered for inclusion in the corporation’s proxy statement for the annual meeting, the stockholder must have satisfied all of the conditions set forth in Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule thereto (the “Proxy Rules”), including particularly the requirement that the stockholder give timely written notice of the proposal to the corporation.

(d)      Stockholders may present proposals which are proper subjects for consideration at an annual meeting, even if the proposal is not submitted by the deadline for consideration for inclusion in the proxy statement for the meeting. For a stockholder proposal to properly be brought before an annual meeting, in addition to any other applicable requirements, the stockholder must satisfy all of the conditions set forth in the Proxy Rules; provided, however, that the proposal must be received by the Secretary of the corporation not less than ninety (90) calendar days nor more than one hundred and twenty (120) calendar days prior to the date of the corporation’s proxy statement delivered to stockholders in connection with the previous year’s annual meeting. If the corporation did not hold an annual meeting in the previous year, or if the date of the meeting changed by more than thirty (30) days from the date of the previous year’s annual meeting, the proposal must be received by the corporation not less than sixty (60) calendar days prior to the meeting date or not more than ten (10) calendar days after the public announcement of the meeting date if the public announcement is made less than sixty (60) calendar days prior to the date of the meeting.

(e)      Each stockholder notice must set forth, as to each matter the stockholder proposes to include in the proxy statement and/or bring before the annual meeting, the information required by the Proxy Rules and, in addition: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) a description of any material interest of the stockholder in the business proposed to be brought before the meeting, (iii) the name and address, as they appear on the corporation’s books, of such stockholder, (iv) the class and number of shares of the corporation which are beneficially owned (as defined by Rule 13d-3 of the Exchange Act or any successor rule thereto) by such stockholder, and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

(f)      Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures and conditions set forth in this Article 2 and the Proxy Rules; provided, however, that nothing in this Article 2 or the Proxy Rules shall be deemed to preclude discussion of any business properly brought before the annual meeting. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article 2, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

2.3      Special Meetings.

(a)      A special meeting of the stockholders of the corporation for any purpose or purposes may be called at any time by the Board and shall be called by the Secretary at the request in writing of (i) the Chairman of the Board, (ii) a majority of the Board or (iii) stockholders owning a majority in voting power of the issued and outstanding shares of common stock of the corporation. No business may be transacted at any special meeting of stockholders except such business as is set forth in the notice of special meeting (or any supplement thereto).

(b)      In addition to other applicable requirements, for a stockholder proposal to be considered at a special meeting called pursuant to Section 2.3(a) of these Bylaws, the stockholder must have satisfied all of the conditions of the Proxy Rules; provided, however, that the proposal must be received by the Secretary of the corporation a reasonable time before the corporation begins to print and mail its proxy materials.

2.4      Stockholder Lists.  The officer who has charge of the stock ledger of the corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list, by class, of stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section 2.4 shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

2.5      Notice of Meetings.  Written notice of each meeting of stockholders, whether annual or special, stating the place, if any, date and hour of the meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and in the case of a special meeting, the purpose of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days (or such other period as may be required under applicable law) before the date of the meeting.

2.6      Quorum and Adjournment.  Except as set forth below, the holders of a majority in voting interest of capital stock of the corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for holding all meetings of stockholders, except as otherwise provided by applicable law, these Bylaws or the Certificate of Incorporation. Notwithstanding the above, holders of a majority of the voting interest of the corporation’s Class A Common Stock and Class B Common Stock together shall constitute a quorum for the holding of a meeting of stockholders for the sole purpose of electing or removing without cause one or more directors or to fill a vacancy or a newly created directorship, to the extent that such matter is submitted to the stockholders in such classes. If it shall appear that such quorum is not present or represented at any meeting of stockholders, the Chairman of the meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.7      Voting.  In all matters other than the election of directors, the vote of the holders of a majority in voting interest of the Class A Common Stock and Class B Common Stock, voting together as a single class, that are present in person or represented by proxy at a meeting at which a quorum is present, shall decide any question brought before such meeting of stockholders, unless the question is one upon which by express provision of applicable law, of the Certificate of Incorporation or of these Bylaws a different vote is required, in which case such express provision shall govern and control the decision of such question. Each director of the corporation shall be elected (i) by a plurality of the votes of the Class A Common Stock and Class B Common Stock, voting together as a single class, present in person or represented by proxy at a meeting at which a quorum is present or (ii) by the written consent of the holders of a majority in voting interest of the outstanding shares of the Class A Common Stock and Class B Common Stock, voting together as a single class. Each Class A stockholder shall be entitled to cast one (1) vote for each share of the capital stock entitled to vote held by such stockholder upon the matter in question, and each Class B stockholder shall be entitled to cast ten (10) votes for each share of the capital stock entitled to vote held by such stockholder. The Chairman at a meeting of stockholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

2.8      Proxies.  Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by proxy, but no proxy shall be voted or acted upon after three (3) years from its date, unless the person executing the proxy specifies therein a longer period of time for which it is to continue in force. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the corporation.

2.9      Inspector of Election.  The Board shall, if required by law, appoint an inspector or inspectors of election for any meeting of stockholders. Such inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at a meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. An inspector need not be a stockholder, and any officer of the corporation may be an inspector on any position other than a vote for or against a proposal in which he or she shall have a material interest, provided that the corporation and each inspector complies with Section 231 of the Delaware General Corporation Law to the extent it applies.

2.10      Action Without a Meeting.  Subject to Section 228 of the Delaware General Corporation Law, any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware (by hand or by certified or registered mail, return receipt requested), its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation as provided by statute and these Bylaws. Procedures for consenting to corporate action by electronic transmission shall be governed by statute.

ARTICLE 3.

DIRECTORS

3.1      Powers.  Subject to any limitations set forth in the Certificate of Incorporation, the Board shall have the power to manage or direct the management of the property, business and affairs of the corporation and, except as expressly limited by law, to exercise all of its corporate powers. Subject to applicable law, the Board may establish procedures and rules, or may authorize the Chairman of any meeting of stockholders to establish procedures and rules, for the fair and orderly conduct of any stockholders’ meeting, including, without limitation, registration of the stockholders attending the meeting, adoption of an agenda, establishing the order of business at the meeting, recessing and adjourning the meeting for the purposes of tabulating any votes and receiving the result thereof, the timing of the opening and closing of the polls and the physical layout of the facilities for the meeting.

3.2      Number, Term and Classes.  The Board shall consist of not less than six (6) nor more than eleven (11) members, as shall be determined from time to time by resolution of the Board. Except as provided in the Certificate of Incorporation, there shall be one (1) class of directors, all of which shall be elected by the holders of the Class A Common Stock and Class B Common Stock, voting together as a single class, as provided in the Certificate of Incorporation.

3.3      Service.  Each director shall serve until his or her successor is elected and qualified or until his or her earlier death, retirement, resignation or removal.

3.4      Nomination of Directors.

(a)      Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board as directors at the annual meeting may be made at a meeting of stockholders entitled to vote in an election of directors, by or at the direction of the Board or a committee appointed by the Board or by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article 3.

(i)        Nominations of directors, other than those made by or at the direction of the Board or such committee, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation within the time periods prescribed for consideration for inclusion of stockholder proposals in the corporation’s proxy statement for an annual meeting set forth in Article 2 of these Bylaws.

(ii)         Such stockholder’s notice must set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of capital stock of the corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to the Proxy Rules (including, without limitation, such person’s written consent to being named in the proxy statement as the nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation’s books, of such stockholder, (ii) the class and number of shares of the corporation which are beneficially owned (as defined by Rule 13d-3 of the Exchange Act or any successor rule thereto) by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice and (v) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to the Proxy Rules.

(b)      At the request of the Board any person nominated for election as a director shall furnish to the Secretary of the corporation any other information as may reasonably be required by the corporation to determine the eligibility of the proposed nominee to serve as a director of the corporation. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Article 3.

(c)      The Chairman of a meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the required procedures, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

3.5      Vacancies and Newly-Created Directorships.  Any vacancy on the Board caused by death, resignation or removal or a newly-created directorship may be filled as provided in the Certificate of Incorporation. A director so elected to fill a vacancy or newly-created directorship shall serve until his or her successor is elected and qualified or until his or her earlier death, retirement, resignation or removal.

3.6      Regular Meetings.  Regular meetings of the Board shall be held without call or notice at such time and place within or without the State of Delaware as may from time to time be fixed by standing resolution of the Board.

3.7      Special Meetings.  Special meetings of the Board may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board or a majority of the Board. Notice of a special meeting of the Board shall be given to all directors in accordance with Section 6.1 of these Bylaws by the person or persons calling the meeting at least seventy-two (72) hours before the special meeting.

3.8      Telephonic Meetings.  Members of the Board or any committee thereof may, and shall be given the opportunity to, participate in a regular or special meeting of the Board or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 3.8 shall constitute presence in person at such meeting.

3.9      Quorum.  At all meetings of the Board, a majority of the Board shall constitute a quorum for the transaction of business. Except as otherwise set forth in these Bylaws, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. Any meeting of the Board may be adjourned to meet again at a stated day and hour. Notice of any adjourned meeting need not be given.

3.10      Fees and Expenses.  Each director and each member of a committee of the Board shall receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings. Each director and each member of a committee of the Board, in each case who is neither (i) an owner of more than a five percent (5%) direct or indirect beneficial interest in the stock of the corporation (or the spouse, child or other family member of such an owner (a “Related Person”)); (ii) an employee (a) of the corporation, (b) of any direct or indirect subsidiary of the corporation or (c) of such an owner or Related Person or an Affiliate (as defined in the Certificate of Incorporation) of such owner or Related Person; nor (iii) any person who controls any such owner and the spouse, child or other family members of any such person, shall also receive an annual fee (which fee may be in the form of cash and/or equity) for serving as a director, as well as fees for attending any meeting of the Board or any such committee, all as determined by the Board in its reasonable discretion. Other than as set forth above, no director or stockholder of the corporation shall be reimbursed for any expenses incurred by it in its role as an investor or director.

3.11      Committees.  Subject to the Certificate of Incorporation, the Board may, by resolution passed by a majority of the Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Any such committee, to the extent provided in a resolution of the Board and to the extent permitted by law and not inconsistent with the Certificate of Incorporation, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it, provided that no such committee shall have the power or authority of the Board in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board when required. Unless otherwise provided in the Certificate of Incorporation, these Bylaws or the resolution creating such committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to such subcommittee any or all of the powers and authority of the committee.

3.12      Action Without a Meeting.  Unless otherwise restricted by applicable law, the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filings shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE 4.

OFFICERS

4.1      Officers.  The corporation shall have a Chairman of the Board, a Chief Executive Officer, a Secretary and a Treasurer. The corporation may also have, at the discretion of the Board, one or more Vice Presidents and such other officers with such titles and duties as may be determined by the corporation and as may be elected or appointed in accordance with the provisions of this Article 4. Any two or more of such offices may be held by the same person.

4.2      Election.  The officers of the corporation shall be elected annually by the Board and, subject to whatever rights an officer may have under a contract of employment with the corporation, all officers shall serve at the pleasure of the Board.

4.3      Removal and Resignation.  Any officer may be removed, either with or without cause, by the Board at any time. Any such removal shall be without prejudice to the rights, if any, of the officer under any contract of employment of the officer. Any officer may resign at any time by giving written notice to the corporation, but without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

4.4      Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular election or appointment to such office.

4.5      Chairman of the Board.  The Chairman of the Board shall preside at all meetings of the stockholders and of the Board.

4.6      Chief Executive Officer.  Subject to the control of the Board and to the powers vested by the Board in any committee or committees appointed by the Board, the Chief Executive Officer shall have general supervision, direction and control of the business and officers of the corporation. The Chief Executive Officer shall have the general powers and duties of management usually vested in the Chief Executive Officer or President of a corporation and shall have such other powers and duties as may be prescribed by the Board or these Bylaws.

4.7      Vice Presidents.  The Vice Presidents shall have such powers and perform such duties as may be prescribed for them, respectively, from time to time, by the Board, the Chief Executive Officer or these Bylaws.

4.8      Secretary.  The Secretary shall keep, or cause to be kept, at the principal executive office and such other place as the Board may order, a book of minutes of all meetings of stockholders, the Board and its committees, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at

Board and committee meetings, the number of shares present or represented at stockholders’ meetings and the proceedings thereof. The Secretary shall keep, or cause to be kept, a copy of these Bylaws of the corporation at the principal executive office or business office.

The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation’s transfer agent or registrar, a share register or a duplicate share register showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board and any committees thereof required by these Bylaws or by law to be given, shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

4.9       Treasurer.   The Treasurer shall be the Chief Financial Officer of the corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation and shall send or cause to be sent to the stockholders of the corporation such financial statements and reports as are by law or these Bylaws required to be sent to them. The books of account shall at all times be open to inspection by any director.

The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the Chief Executive Officer and the directors, whenever any of them request it, an account of all transactions as Treasurer and of the financial condition of the corporation and shall have such other powers and perform such other duties as may be prescribed by the Board.

ARTICLE 5.

STOCK CERTIFICATES

5.1       Form of Stock Certificate.   The shares of capital stock of the corporation shall be represented by certificates; provided that the Board may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. If shares are represented by certificates, each such certificate shall be signed by, or in the name of, the corporation (i) by the Chairman of the Board, the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation certifying the number of shares owned by him, her or it in the corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of the issue.

5.2       Transfers of Stock.   Transfers of shares shall be made upon the books of the corporation (i) only by the holder of record thereof, or by a duly authorized agent, transferee or legal representative and (ii) in the case of certificated shares, upon the surrender to the corporation of the certificate or certificates for such shares. No transfer shall be made that is inconsistent with the provisions of applicable law.

5.3       Lost, Stolen or Destroyed Certificates.   The corporation may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate or uncertificated shares.

5.4       Record Date.   In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date: (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (ii) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board; and (iii) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board is required by law, shall be at the close of business on the day on which the Board adopts the resolution taking such prior action; and (c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

5.5       Registered Stockholders.   The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by applicable law.

ARTICLE 6.

NOTICES

6.1       Manner of Notice.   Whenever under the provisions of applicable law, the Certificate of Incorporation or these Bylaws, notice is required to be given to any director, committee member, officer or stockholder, it shall not be construed to mean personal notice, but such notice may be given, in the case of stockholders, in writing, by mail, by depositing the same in the post office or letter box, in a postpaid sealed wrapper, addressed to such stockholder, at such address as appears on the books of the corporation or by electronic transmission, subject to and in accordance with Section 232 of the Delaware General Corporation Law, and, in the case of directors, committee members and officers, by telephone, by facsimile or other electronic transmission, or by recognized delivery service to the last business address known to the Secretary of the corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed, telephoned, sent via facsimile, transmitted or delivered or, in the case of electronic transmission, as provided by statute. Without limiting the manner by which notice may be effectively given to stockholders, to the extent permitted by Section 233 of the Delaware General Corporation Law, a notice to stockholders shall be effective if given by single written notice to stockholders sharing an address if consented to by such stockholders at that address to whom notice is given and if such consent has not been revoked as provided by law. Any stockholder who fails to object in writing to the corporation within sixty (60) days of having been given written notice by the corporation of its intent to send a single notice to multiple stockholders sharing an address with that stockholder shall be deemed to have consented to receiving such single written notice.

6.2       Waiver of Notice.   Whenever any notice is required to be given under the provisions of applicable law, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

ARTICLE 7.

AMENDMENTS

7.1       Amendments.   Subject to the provisions of the Certificate of Incorporation, the Board shall have the power to make, adopt, alter, amend and repeal from time to time these Bylaws, subject to the right of the stockholders entitled to vote with respect thereto to adopt, alter, amend and repeal Bylaws made by the Board.

ARTICLE 8.

GENERAL PROVISIONS

8.1       Fiscal Year.   The fiscal year of the corporation shall be determined by resolution of the Board.

8.2       Seal.   The corporate seal shall have the name of the corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board.

8.3       Form of Records.   Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept in electronic form or on any information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.

8.4       Representation of Shares of Other Corporations.   The Chief Executive Officer or any other officer or officers authorized by the Board are each authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

8.5       Dividends.   Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock, subject to the provisions of the Certificate of Incorporation.

Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation or for such other purposes as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

8.6       Checks.   All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Chief Executive Officer, Treasurer or the Board may from time to time designate.

8.7       Inspection of Books and Records.   Any stockholder of record, in person or by attorney or other agent, shall, upon written demand upon oath stating the purpose thereof, have the right during the usual hours of business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in the State of Delaware or at its principal place of business.

8.8       Section Headings.   Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

8.9       Inconsistent Provisions.   In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the Delaware General Corporation Law or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

8.10       Forum for Adjudication of Disputes.   Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (iii) an action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensible parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of common stock of the corporation shall be deemed to have notice of and consented to the provisions of this Section 8.10. Failure to comply with the foregoing provisions would cause the corporation irreparable harm and the corporation will be entitled to equitable relief, including, without limitation, injunction and specific performance, to enforce the foregoing provisions.

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